SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2003

SHOPKO STORES, INC.

(Exact name of registrant as specified in its charter)

       Wisconsin

1-10876

41-0985054

(State or other jurisdiction

(Commission file number)

(IRS Employer

      of incorporation)

Identification No.)

700 Pilgrim Way

Green Bay, Wisconsin 54304

(Address of principal executive offices)

Registrant’s telephone number, including area code: (920) 429-2211

Item 5.  Other Events.

On August 20, 2003, Shopko Stores, Inc. ("Shopko") issued a press release announcing it completed an amendment and four-year extension of its $450 million senior secured revolving credit agreement.  Shopko also announced that it had retired the remaining $89.2 million in aggregate principal amount of its 6.5% senior unsecured notes on August 15, 2003.  A copy of the press release is attached hereto as exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

99.1	Press Release dated August 20, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPKO STORES, INC.

Date:  August 20, 2003

/s/  Peter G. Vandenhouten

Peter G. Vandenhouten

Assistant General Counsel

and Secretary

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release dated August 20, 2003.